Exhibit 99.1

      Pier 1 Imports Reports Fiscal 2005 First Quarter Earnings;
        Provides Sales and Earnings Guidance for Second Quarter

    FORT WORTH, Texas--(BUSINESS WIRE)--June 15, 2004--Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.13 for the first quarter ended May 29, 2004, compared to $0.21 per diluted share for the year-ago period. Sales for the first quarter were $432,027,000, a 7.3% increase over last year's $402,712,000, and first fiscal quarter comparable store sales declined 1.8%. Net income was $11,737,000, compared to last year's net income of $19,062,000.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, commented, "Even though the first quarter started out positive, sales slowed after the Easter holiday and remained weak. We were disappointed with our performance for the quarter. After identifying several reasons for Pier 1's soft sales and traffic, including less effective advertising, merchandising issues, and inconsistent store performance in certain areas of the country, we are developing strategies, both near- and longer-term, designed to drive customer traffic, increase conversion rates and gain market share.
    "June's Wicker Seating Sale began last weekend and a new Thom Filicia television commercial begins airing in July. The 4th of July holiday weekend sales will primarily benefit the fiscal month of July, as will the summer clearance that starts with our 'One Big Sale' newspaper insert the first weekend of the month. Additionally, we anticipate positive customer response from the new transitional assortment of back-to-college merchandise.
    "As we come off the disappointing first quarter and begin the second quarter of the fiscal year, we continue to manage the Company's cash from operations, control expenses and prudently buy back our stock. We will continue to react quickly as the business changes and remain committed to achieving higher sales and profitability, while increasing shareholder value."
    Diluted earnings per share for the second quarter are projected to be in a range of $0.12 to $0.14 per share, based on the following projections:

    -- Second quarter comparable store sales in a range of -2% to -4%,

    -- Second quarter merchandise margins in a range of 53.4% to 53.7% versus 53.9% last year, due to a higher percentage of promotional sales,

    -- As a percentage of sales, second quarter fixed store occupancy costs combined with merchandise margins resulting in gross profit in a range of 37.5% to 38.1% versus 39.5% last year, and

    -- De-leveraging of selling, general and administrative expenses, as a percent of sales, in a range of 30.5% to 30.8% for the second quarter, versus 29.9% in the year-ago period.

    The Company will host a conference call to discuss fiscal 2005 first quarter earnings and second quarter projections at 10:00 a.m. Central Time today. A web cast is available on our web site at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID 5456657. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.
    The Company will hold its annual shareholders' meeting at 10:00 a.m. Central Time on June 25, 2004, in the Trinity Room of the Fort Worth Club, Fort Worth, Texas.
    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-K for fiscal year 2004. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion.
    The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores primarily in the United Kingdom; and Cargokids(R) stores.


                         Pier 1 Imports, Inc.
                         --------------------

                    COMPARATIVE OPERATING RESULTS
                      FOR THE THREE MONTHS ENDED
                    MAY 29, 2004 AND MAY 31, 2003
               (in thousands except per share amounts)
                             (unaudited)

                                                Three Months Ended
                                               May 29,      May 31,
                                                2004         2003
                                             ------------ ------------

Net Sales                                       $432,027     $402,712
                                             ============ ============


Net Income                                       $11,737      $19,062
                                             ============ ============



Earnings Per Share:

  Basic                                            $0.13        $0.21
                                             ============ ============


  Diluted                                          $0.13        $0.21
                                             ============ ============


                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)

                                                Three Months Ended
                                               May 29,      May 31,
                                                2004         2003
                                             ------------ ------------

Net sales                                       $432,027     $402,712

Operating costs and expenses:
  Cost of sales (including buying and store
   occupancy costs)                              260,045      234,515

  Selling, general and administrative
   expenses                                      139,903      125,778
  Depreciation and amortization                   13,538       12,161
                                             ------------ ------------
                                                 413,486      372,454
                                             ------------ ------------

    Operating income                              18,541       30,258

Nonoperating (income) and expenses:
  Interest and investment income                    (469)        (637)
  Interest expense                                   352          637
                                             ------------ ------------
                                                    (117)          --
                                             ------------ ------------

    Income before income taxes                    18,658       30,258

Provision for income taxes                         6,921       11,196
                                             ------------ ------------

Net income                                       $11,737      $19,062
                                             ============ ============

Earnings per share:
    Basic                                          $0.13        $0.21
                                             ============ ============

    Diluted                                        $0.13        $0.21
                                             ============ ============


Average shares outstanding during period:
    Basic                                         88,215       90,145
                                             ============ ============

    Diluted                                       90,517       92,198
                                             ============ ============


                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
               (in thousands except per share amounts)
                             (unaudited)

                                     May 29,   February 28,  May 31,
                                      2004        2004        2003
                                   ----------- ------------ ----------

ASSETS

Current assets:
  Cash, including temporary
   investments of $144,427,
   $208,984 and $204,632,
   respectively                      $156,026     $225,101   $219,679
  Beneficial interest in
   securitized receivables             47,749       44,331     42,311
  Other accounts receivable, net       11,929       14,226     10,420
  Inventories                         384,179      373,870    338,508
  Prepaid expenses and other
   current assets                      42,538       40,623     44,702
                                   ----------- ------------ ----------
    Total current assets              642,421      698,151    655,620

Properties, net                       302,766      290,420    230,165
Other assets                           63,132       63,602     55,968
                                   ----------- ------------ ----------
                                   $1,008,319   $1,052,173   $941,753
                                   =========== ============ ==========

LIABILITIES AND SHAREHOLDERS'
 EQUITY

Current liabilities:
  Current portion of long-term
   debt                                   $--          $--     $6,000
  Accounts payable                     96,004      100,640     79,451
  Gift cards and other deferred
   revenue                             53,081       59,385     45,011
  Accrued income taxes payable          2,895       25,982      7,141
  Other accrued liabilities            91,891       93,881     79,748
                                   ----------- ------------ ----------
    Total current liabilities         243,871      279,888    217,351

Long-term debt                         19,000       19,000     19,000
Other noncurrent liabilities           71,889       69,654     62,809

Shareholders' equity:
  Common stock, $1.00 par,
   500,000,000 shares authorized,
   100,779,000 issued                 100,779      100,779    100,779
  Paid-in capital                     145,596      145,384    144,262
  Retained earnings                   633,931      630,997    553,434
  Cumulative other comprehensive
   income (loss)                          501        1,667       (278)
  Less -- 13,016,000, 12,473,000
   and 10,955,000 common shares in
   treasury, at cost, respectively   (207,248)    (195,196)  (155,604)
                                   ----------- ------------ ----------
                                      673,559      683,631    642,593
                                   ----------- ------------ ----------
                                   $1,008,319   $1,052,173   $941,753
                                   =========== ============ ==========


                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Three Months Ended
                                                   May 29,   May 31,
                                                    2004       2003
                                                  --------- ----------

Cash flow from operating activities:
  Net  income                                      $11,737    $19,062
  Adjustments to reconcile to net cash provided
   by operating activities:
    Depreciation and amortization                   17,399     15,247
    Loss on disposal of fixed assets                    63        219
    Deferred compensation                            1,939      1,785
    Lease termination expense                          609         --
    Tax benefit from options exercised by
     employees                                         446        549
    Other                                             (773)     1,397
  Changes in cash from:
    Inventories                                    (10,309)    (5,158)
    Other accounts receivable, prepaid expenses
     and other current assets                       (2,483)    (2,534)
    Accounts payable and accrued expenses          (12,720)   (12,962)
    Accrued income taxes payable                   (23,087)   (18,657)
    Other noncurrent assets                            (22)      (807)
                                                  --------- ----------
      Net cash used in operating activities        (17,201)    (1,859)
                                                  --------- ----------

Cash flow from investing activities:
  Capital expenditures                             (27,363)   (17,914)
  Proceeds from disposition of properties               44     23,487
  Net change in restricted cash                         --       (500)
  Beneficial interest in securitized receivables    (3,418)    (2,373)
                                                  --------- ----------
    Net cash (used in) provided by investing
     activities                                    (30,737)     2,700
                                                  --------- ----------

Cash flow from financing activities:
  Cash dividends                                    (8,803)    (5,404)
  Purchases of treasury stock                      (14,596)   (20,490)
  Proceeds from stock options exercised, stock
   purchase plan and other, net                      2,262      3,008
  Repayments of long-term debt                          --       (390)
                                                  --------- ----------
      Net cash used in financing activities        (21,137)   (23,276)
                                                  --------- ----------

Change in cash and cash equivalents                (69,075)   (22,435)
Cash and cash equivalents at beginning of period   225,101    242,114
                                                  --------- ----------
Cash and cash equivalents at end of period        $156,026   $219,679
                                                  ========= ==========

    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400